Exhibit 99.2
© 2023 Valmont® Industries, Inc. Valmont Industries, Inc. First Quarter 2023 Earnings Presentation April 21, 2023

Disclosure Regarding Forward-Looking Statements These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries including the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks and actions, and policy changes of domestic and foreign governments. Consequently, such forward-looking statements should be regarded as the Company’s current plans, estimates, and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2 April 21, 2023 | Valmont Industries, Inc.

STEVE KANIEWSKI PRESIDENT & CHIEF EXECUTIVE OFFICER 3 April 21, 2023 | Valmont Industries, Inc.

1Q 2023 Financials and Key Messages | Valmont Industries, Inc. 1 Please see Reg G reconciliation to GAAP measures at end of document. 01 The global Valmont team has delivered a great start to 2023 with record first quarter sales, operating income, and EPS; strong operating cash flow; and achieving key strategic milestones 02 We have built a leading presence in global Infrastructure and Agriculture markets with strong end market demand 03 Our disciplined and strategic pricing ensures we are capturing the value we add, growing sales and expanding margins even in an inflationary environment 04 We are committed to a balanced capital deployment framework that includes returning cash to shareholders through a growing dividend and continued share repurchases 4 April 21, 2023 11.1% Operating Margin $1.06B Net Sales +8.3% Y/Y Net Sales 11.5% Adj. Operating Margin1 $3.47 GAAP Diluted EPS $3.61 Adj. Diluted EPS1 $21M Operating Cash Flow Cash Returned to Shareholders $123M

INFRASTRUCTURE AGRICULTURE Poised to Perform Well in Current Market Conditions 5 April 21, 2023 | Valmont Industries, Inc. Investing in Capacity and Technology to Capture Attractive Industry Trends and Drive Above Market Growth • Benefiting from several long-term, secular growth drivers such as the global energy transition • Utilities are increasing capex spending to support grid hardening initiatives and an evolving generation portfolio • Utility spending initiatives continue to show resilience to a higher cost of capital environment, inflation, and general economic concerns • Renewable energy transition driving Solar order rates • L&T quoting activity related to IIJA continues to increase • Telecom markets growing with 5G rollout and densification • International market fundamentals remain very strong ‒ Brazil seeing growth in exports and irrigated land; we are expanding local capacity to serve local demand ‒ Robust project pipeline is providing a multi-year line of sight; food security concerns and growing populations driving demand • Underlying market fundamentals in North America remain positive; near-term sentiment improving after slow start to 2023 as net farm income expected to remain high

AgTech Tour 2023 Taking Technology Advancements on the Road 6 April 21, 2023 | Valmont Industries, Inc. Technology Investments Paying Off as Adoption Rates Increase • Demonstrating leadership in ag productivity • Kickoff event held April 5 at Valmont Global HQ • 6-month tour featuring hands-on tech interaction at Valley Dealers across the country − Remote control solutions − Machine health diagnostics − Plant Insights to monitor crop health • Technology solutions provide unparalleled agronomy data and insights • Enables growers to maximize land productivity and better manage the effects of elevated input costs and labor shortages Nebraska Governor Jim Pillen addresses AgTech Tour Launch, April 5, 2023 Scan to learn more about our 2023 AgTech Tour

Conserving Resources, Improving Life®

- Released our **2023 Sustainability Report** with plan for dedicated ESG conference call later this year
- Spotlight on the successes of our **Champion Green Teams**
- Employee engagement pulse survey results
- Recommitted to our **2025 environmental goals**[1]:

10% Reduction in Scope I/II Carbon Intensity	**12%** Additional Reduction in Normalized Global Electrical Usage
19% Reduction in Scope I Mobile Source Combustion Fuel Carbon Emissions	**100%** of global manufacturing facilities to adopt low-flow water fixtures for nonproduction areas



CHAMPION GREAN TEAM: ACACIA RIDGE, AUSTRALIA

- 2022 Valmont Sustainability Award winner
- Implemented several sustainability improvements
  - Installation of a 100-kWh solar array that will reduce carbon emissions by 125MT annually
  - Implementation of an aluminum can recycling initiative suggested by employees that captured 100% of this material at the site
  - Working with local metals scrap firm to collect and recycle additional steel waste and off-cuts, adding an additional 192MT of steel recycling annually
  - Launching a wood recycling program that diverted 11.8MT of related waste from landfill

Demonstrating Dedication to Sustainable Practices and Solutions

[1] Based on 2018 Baseline Data

7 April 21, 2023 | Valmont Industries, Inc.

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8 April 21, 2023 | Valmont Industries, Inc. AVNER APPLBAUM EVP & CHIEF FINANCIAL OFFICER

9 April 21, 2023 | Valmont Industries, Inc. 1Q 2023 Financial Summary • Record sales as strong broad-based demand drove higher volumes despite macroeconomic volatility; disciplined pricing strategy to capture delivered value and offset inflation; excluding “Other” segment, sales grew 10.4%1 • Global backlog of $1.6 billion, reflecting strong market demand for our differentiated, sustainable solutions • Operating margin improved to 11.1% (11.5% adjusted1 ), approaching long-term goal of 12%, reflecting a disciplined pricing strategy on higher volumes, and improved fixed-cost leverage • EPS growth driven by higher operating income, partially offset by higher tax expense due to changes in geographic earnings mix 1 Please see Reg G reconciliation to GAAP measures at end of document. SALES ($M) OPERATING INCOME ($M) DILUTED EPS GAAP Adjusted1 GAAP Adjusted1 + 8.3% + 24.9% + 23.4% + 19.7% + 17.6% $2.90 $3.47 $3.07 $3.61 2022 2023 2022 2023 $94.8 $118.5 $99.0 $122.1 2022 2023 2022 2023 9.7% 11.1% 10.3% 11.5% $980.8 $1,062.5 $962.2 $1,062.5 2022 2023 2022 2023 GAAP Adjusted1 + 10.4%

10 April 21, 2023 | Valmont Industries, Inc. 1Q 2023 Results | Infrastructure SALES ($M) • Higher pricing and strong underlying demand across global markets for all product lines; record TD&S sales, double-digit growth in nearly all product lines, and sales contribution from the ConcealFab acquisition • Continued investments in grid resilience, clean energy solutions, upgrading infrastructure, and 5G rollouts with future benefits expected from Infrastructure Investment and Jobs Act (“IIJA”) and Inflation Reduction Act (“IRA”) • Operating margin improved 100 bps to 12.9%, due to sustained pricing and volume growth OPERATING INCOME ($M) + 11.2% SALES ($M) 2022 2023 % Transmission, Distribution, and Substation (TD&S) $281.6 $314.8 +12% Lighting and Transportation (L&T) 212.8 229.1 +8% Coatings 82.0 90.1 +10% Telecommunications 61.4 68.1 +11% Solar 24.3 33.9 +39% + 20.5% $78.3 $94.4 2022 2023 $662.1 $736.1 2022 2023 11.9% 12.9%

11 April 21, 2023 | Valmont Industries, Inc. 1Q 2023 Results | Agriculture • Sales growth on sustained pricing, volume growth, and higher technology sales; International markets remain strong with record sales in Brazil and a robust project pipeline elsewhere; North America volumes were lower as first quarter 2022 benefited from the delivery of record year-end backlog; technology sales higher globally • Operating margins increased due to higher average selling prices and additional volume leverage, partially offset by higher SG&A, including incremental R&D expense for technology investments SALES ($M) OPERATING INCOME ($M) GAAP Adjusted1 1 Please see Reg G reconciliation to GAAP measures at end of document. + 8.3% + 42.3% + 36.9% SALES ($M) 2022 2023 % North American Irrigation $182.3 $182.9 +0% International Irrigation 124.3 149.3 +20% Equipment and Parts $278.0 $299.2 +8% Agricultural Technology 28.5 33.0 +16% $37.5 $53.3 $41.6 $57.0 2022 2023 2022 2023 $306.6 $332.2 2022 2023 12.4% 16.1% 13.7% 17.2%

12 April 21, 2023 | Valmont Industries, Inc. YTD Cash Flow Highlights Expect FCF Improvement as We Diligently Manage Working Capital ($M) YTD 04/01/2023 Net Cash Flows from Operating Activities $ 2 1 Net Cash Flows from Investing Activities (22) Net Cash Flows from Financing Activities (13) Net Cash Flows from Operating Activities $ 2 1 Purchase of Property, Plant, & Equipment (22) Free Cash Flows $ (1)

Balanced Approach to Capital Allocation 13 April 21, 2023 | Valmont Industries, Inc. GROWING OUR BUSINESS RETURNING CASH TO SHAREHOLDERS • Investments to support strategic growth initiatives and Industry 4.0 advanced manufacturing • Targeting high growth opportunities in end markets with favorable and global long-term demand trends • Returns exceeding cost of capital within 3 years • Additional $400M share repurchase authorization announced February 2023 • Opportunistic approach, supported by free cash flow • ~$370M remains on current authorization • 9% dividend increase announced February 2023 • Payout ratio target: 22% of earnings • Current payout: ~17% 2023 First Quarter Capital Deployment: $145M $22M Capital Expenditures N/A Acquisitions $111M Share Repurchases $12M Dividends

14 April 21, 2023 | Valmont Industries, Inc. Strong Balance Sheet and Liquidity As of April 1, 2023 ► Long-term debt mostly fixed-rate, with long-dated maturities to 2044 and 2054; Moody’s reaffirmed Baa3 Stable credit rating ► Total Debt to Adjusted EBITDA remains within our desired range of 1.5 to 2.5 times ► Strong and flexible balance sheet to support balanced capital allocation strategy 1See slide 34 for calculation of Adjusted EBITDA and Leverage Ratio. 2 $800M Total Revolver less borrowings and Standby LC’s of $256M. Cash $173 M Available Credit under Revolving Credit Facility2 $544 M Total Long-Term Debt $986 M Cash $173 M Shareholders' Equity $1,598 M Total Available Liquidity $717 M Total Debt to Adj. EBITDA1 1.7 x

No Change $15.45 – $16.00 Adj. Diluted EPS2 $14.80 – $15.35 GAAP Diluted EPS CURRENT 2023 OUTLOOK1 4% – 7% Increase in Net Sales Y/Y $15.35 – $15.90 Adj. Diluted EPS1 $14.70 – $15.25 GAAP Diluted EPS PREVIOUS 2023 OUTLOOK1 4% – 7% Increase in Net Sales Y/Y $15.35 – $15.90 Adj. Diluted EPS2 $14.70 – $15.25 GAAP Diluted EPS Updated Full Year 2023 Outlook and Key Assumptions 15 April 21, 2023 | Valmont Industries, Inc. 1 Exclusive of potential future restructuring activities. 2Please see Reg G reconciliation to GAAP measures at end of document. KEY ASSUMPTIONS • 2022 sales include the offshore wind energy structures business which was divested at the end of fiscal 2022 • Effective tax rate of 28% to 29%, primarily due to expected geographic mix of earnings • Minimal expected foreign currency translation impact to net sales • Capital expenditures expected to be in the range of $105 to $125 million to support strategic growth and digital transformation initiatives • Continued elevated inflation, raw material costs aligned with current price projections, and ongoing R&D investments Backlog of $1.6B at the End of 1Q 2023

Fundamental Market Drivers Remain Resilient 16 April 21, 2023 | Valmont Industries, Inc. INFRASTRUCTURE • Long-term need for critical infrastructure investment globally, supported by current and future stimulus • Ongoing demand and necessity for renewables, grid hardening and resiliency and load growth in North America utility markets • Ongoing investment in sustainable transportation infrastructure, including lighting systems and long bridge systems • Increased number of economies actively fighting costs of corrosion will drive need to extend life of steel products globally over long term • Rapid acceleration of 5G network deployment and carriers’ investments support macro buildouts in suburban and rural communities • Increasing demand for integrated smart technology solutions AGRICULTURE • Favorable market conditions, including elevated commodity prices and positive farmer sentiment are leading to increasing demand for irrigation equipment and technology solutions globally • Food security with a growing population and continued geo-political concerns are driving international governments’ investment in agriculture • Growth in technology adoption led by growers' increasing demand for connected crop management and advanced analytics to reduce input costs, increase land productivity and minimize farm labor costs • Helping customers meet their own ESG initiatives through ag solar solutions

Summary 17 April 21, 2023 | Valmont Industries, Inc. Performing well, with robust end market demand across global Infrastructure and Agriculture markets with long-term favorable drivers Building a performance culture by exhibiting our core values and adhering to a differentiating business model to improve productivity and drive financial results Disciplined capital allocation allocating capital to high-growth strategic investments while returning capital to shareholders through dividends and share repurchases Investing in our employees and technology to drive innovative new products and services, and build upon the strength of our operation excellence framework 1 2 3 4 Poised for Sustainable Growth and Performance to Drive Stakeholder Value Well into the Future

18 April 21, 2023 | Valmont Industries, Inc. Q&A

19 April 21, 2023 | Valmont Industries, Inc. APPENDIX

20 April 21, 2023 | Valmont Industries, Inc. 1 Includes rounding 1Q 2023 Financial Summary $M, except for per share amounts 2Please see Reg G reconciliation to GAAP measures at end of document.. Net Sales 2023 2022 Change Infrastructure $ 736.1 $ 662.1 11.2% Agriculture 332.2 306.6 8.3% Other - 18.7 NM Intersegment Sales1 (5.8) (6.6) NM Net Sales $ 1,062.5 $ 980.8 8.3% Adjusted Net Sales2 $ 1,062.5 $ 962.2 10.4% Operating Income $ 118.5 $ 94.8 24.9% Adjusted Operating Income2 $ 122.1 $ 99.0 23.4% Net Earnings $ 74.5 $ 62.3 19.6% Adjusted Net Earnings2 $ 77.7 $ 65.9 17.9% Diluted Earnings Per Share (EPS) $ 3.47 $ 2.90 19.7% Adjusted Diluted EPS2 $ 3.61 $ 3.07 17.6%

U.S. Electric Utilities Capital Expenditures 21 April 21, 2023 | Valmont Industries, Inc. Source: EEI Finance Department, member company reports, and S&P Global Market Intelligence (updated Sept 2022).

22 April 21, 2023 | Valmont Industries, Inc. Infrastructure Investment and Jobs Act (IIJA) Infrastructure Investment and Jobs Act Spending Breakdown (In Order - Most to Least) Previously-Passed Transportation Funding | $650B Roads, Bridges and Related Programs | $111B Energy, Power and Electric Grid Reliability | $107.5B Freight and Passenger Rail | $66B Broadband | $65B Water and Wastewater Infrastructure | $55B Public Transportation | $39.2B Airports | $25B Natural Disaster Prevention and Mitigation | $23.3B Cleaning-Up Abandoned Sites | $21B Army Corps of Engineers | $16.7B Highway and Pedestrian Safety | $11B Ports and Coast Guard | $7.8B Cybersecurity and other Infrastructure Programs | $10.11B Source: Grassley.senate.gov

23 April 21, 2023 | Valmont Industries, Inc. 5G Adoption and Capex Spend Forecasts Source: GSMA Intelligence- The Mobile Economy 2023

24 April 21, 2023 | Valmont Industries, Inc. U.S. Net Cash Farm Income by Year Source: USDA (February 7, 2023)

U.S. Drought Condition 25 April 21, 2023 | Valmont Industries, Inc. Source: Drought Monitor (April 13, 2023)

26 April 21, 2023 | Valmont Industries, Inc. Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Dollars in thousands, except per share amounts The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2023 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures. 1Earnings per share includes rounding 2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction Net earnings attributable to Valmont Industries, Inc. - as reported $ 74,540 $ 3.47 Intangible asset amortization - Prospera 1,645 0.08 Stock-based compensation - Prospera 2,014 0.09 Total Adjustments, pre-tax1 3,659 0.17 Tax effect of adjustments2 (546) (0.03) Net earnings attributable to Valmont Industries, Inc. - Adjusted1 $ 77,653 $ 3.61 Average shares outstanding (000’s) - Diluted 21,512 April 1, 2023 share Thirteen Diluted weeks ended earnings per

27 April 21, 2023 | Valmont Industries, Inc. Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Dollars in thousands, except per share amounts Operating Income Reconciliation Operating income - as reported $ 94,352 $ 53,323 $ — $ (29,209) $ 118,466 Intangible asset amortization - Prospera — 1,645 — — 1,645 Stock-based compensation - Prospera — 2,014 — — 2,014 Adjusted Operating Income $ 94,352 $ 56,982 $ — $ (29,209) $ 122,125 Net Sales - as reported 732,140 330,341 — — 1,062,481 Operating Income as a % of Net Sales 12.9% 16.1 % NM N M 11.1 % Adjusted Operating Income as a % of Net Sales 12.9% 17.2 % NM N M 11.5 % Thirteen weeks ended April 1, 2023 Infrastructure Agriculture Other Corporate Valmont The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2023 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

28 April 21, 2023 | Valmont Industries, Inc. Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Dollars in thousands, except per share amounts The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures. 1Earnings per share includes rounding 2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction Net earnings attributable to Valmont Industries, Inc. - as reported $ 62,311 $ 2.90 Intangible asset amortization - Prospera 1,645 0.08 Stock-based compensation - Prospera 2,498 0.12 Total Adjustments, pre-tax1 4,143 0.19 Tax effect of adjustments2 (566) (0.03) Net earnings attributable to Valmont Industries, Inc. - Adjusted1 $ 65,888 $ 3.07 Average shares outstanding (000’s) - Diluted 21,492 March 26, 2022 share Thirteen Diluted weeks ended earnings per

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Dollars in thousands, except per share amounts

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended March 26, 2022				
Operating Income Reconciliation	**Infrastructure**	**Agriculture**	**Other**	**Corporate**	**Valmont**
Operating income - as reported	$ 78,316	$ 37,475	$ (809)	$ (20,140)	$ 94,842
Intangible asset amortization - Prospera	—	1,645	—	—	1,645
Stock-based compensation - Prospera	—	2,498	—	—	2,498
Adjusted Operating Income	$ 78,316	$ 41,618	$ (809)	$ (20,140)	$ 98,985
Net Sales - as reported	658,971	303,195	18,654	—	980,820
Operating Income as a % of Net Sales	11.9 %	12.4 %	(4.3) %	NM	9.7 %
Adjusted Operating Income as a % of Net Sales	11.9 %	13.7 %	(4.3) %	NM	10.1 %

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30 April 21, 2023 | Valmont Industries, Inc. Regulation G Reconciliation of Forecasted GAAP and Adjusted Earnings Dollars in thousands, except per share amounts The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of the intangible asset (Prospera) and (2) stock-based compensation for Prospera employees. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures. 1 The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction. 2 Assumes weighted average shares outstanding of 21.5M, and includes rounding Reconciliation of Range of Net Earnings - 2023 Guidance Estimated net earnings - GAAP $ 318,250 $ 330,050 Prospera intangible asset (proprietary technology) amortization, pre-tax 6,600 Stock-based compensation - Prospera, pre-tax 9,800 Total pre-tax adjustments 16,400 Estimated tax benefit from above expenses1 (2,450) Total Adjustments, after-tax $ 13,950 Estimated net earnings - Adjusted $ 332,200 $ 344,000 Diluted Earnings Per Share Range - GAAP2 $ 14.80 $ 15.35 Diluted Earnings Per Share Range - Adjusted2 $ 15.45 $ 16.00 Low End High End Adjustment

31 April 21, 2023 | Valmont Industries, Inc. Regulation G Reconciliation of Excluding Other Segment Net Sales Dollars in thousands, except per share amounts Excluding Other segment net sales from the first quarter of fiscal 2022, which we refer to in this reconciliation as “Adjusted Net Sales” is a non-GAAP measure. The Other segment net sales were generated by the wind energy structures business which was divested in December 2022. Adjusted Net Sales should not be considered in isolation or as a substitute for net earnings, cash flows from operations or other income or cash flow data prepared in accordance with GAAP, or as a measure of our operating performance or liquidity. The table below shows how Adjusted Net Sales is calculated from our statements of earnings. Adjusted Net Sales is calculated as Net Sales less Other segment net sales. Adjusted Net Sales allows investors to analyze our operating performance in light of the amount of net sales less net sales of a divested business. Net sales $ 1,062,481 $ 980,820 8.3% Other segment net sales — 18,654 NM Adjusted net sales $ 1,062,481 $ 962,166 10.4% 13 Weeks Ended 13 Weeks Ended 04/01/2023 03/26/2022 % Change

2013-2022 Historical Free Cash Flow[1,2]

($M)	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Net cash flows from operating activities	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3
Net cash flows from investing activities	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)	(417.3)	(132.1)
Net cash flows from financing activities	(37.4)	(136.8)	(32.0)	(95.2)	(32.0)	(162.1)	(98.9)	(173.8)	133.5	(181.9)
Net cash flows from operating activities	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3
Purchase of plant, property, and equipment	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)	(107.8)	(93.3)
Free cash flows	289.7	101.1	226.8	174.9	77.8	81.0	210.2	209.6	(41.9)	233.0
Net earnings attributed to Valmont Industries, Inc.	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9
Adjusted free cash flow net earnings attributed to Valmont Industries, Inc.	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	N/A	$ 159.8	$ 222.3	$ 284.2
Free Cash Flow Conversion - GAAP	1.04	0.55	5.66	1.00	0.65	0.80	1.44	1.49	(0.21)	0.93
Free Cash Flow Conversion - Adjusted	0.98	0.53	1.71	1.25	0.48	0.62	N/A	1.31	(0.19)	0.82

1) Reconciliation of Net Earnings to Adjusted Figures	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Net earnings attributed to Valmont Industries, Inc.	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9
Loss from divestiture of offshore wind energy structures business	-	-	-	-	-	-	-	-	-	33.3
Change in valuation allowance against deferred tax assets	-	-	7.1	(20.7)	41.9	-	-	-	5.0	-
Impairment of long-lived assets	12.2	-	61.8	1.1	-	28.6	-	19.1	21.7	-
Reversal of contingent liability	-	-		(16.6)	-	-	-	-	-	-
Other non-recurring expenses (non-cash)	-	-	18.1			-	-	-	-	-
Deconsolidation of Delta EMD, after-tax and NCI	4.4	-	-	-	-	-	-	-	-	-
Noncash loss from Delta EMD shares	-	3.8	4.6	0.6	0.2	-	-	-	-	-
Adjusted free cash flow net earnings attributed to Valmont Industries, Inc.	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3	$ 284.2

10 Year Average FCF is $156M; Last 5 Years Has Averaged $138M

[1] Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to non-recurring expenses which were settled in cash in the year of occurrence as part of net cash flows from operating activities.

[2] We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies.

32 April 21, 2023 | Valmont Industries, Inc.

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33 April 21, 2023 | Valmont Industries, Inc. Years of rapid raw material cost inflation GAAP 1.04X 0.55X 5.66X 1.00X 0.65X 0.80X 1.44X 1.49X (0.21X) 0.93X Adj. 0.98X 0.53X 1.71X 1.25X 0.48X 0.62X N/A 1.31X (0.19X) 0.82X 2013 – 2022 Free Cash Flow1 ($M) 290 101 227 175 78 81 210 210 (42) 233 156 (100) (50) - 50 100 150 200 250 300 350 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 10 Year Avg 10-yr Avg. $156M GAAP 1.33X Adj. 0.83X Historical FCF Conversion by Year1 Strong Free Cash Flow throughout the Cycle 1 We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies.

34 April 21, 2023 | Valmont Industries, Inc. Calculation of Adjusted EBITDA and Leverage Ratio Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. ($000s) TTM 04/01/2023 Net earnings attributable to Valmont Industries, Inc. $ 263,092 Interest expense 49,376 Income tax expense 117,409 Stock-based compensation 41,076 Depreciation and amortization expense 97,841 EBITDA 568,794 Loss on divestiture of offshore wind energy structures business 33,273 Adjusted EBITDA - last four quarters $ 602,067 Interest-bearing debt, excluding origination fees and discounts of $26,818 $ 1,025,055 Less: cash and cash equivalents in excess of $50 million 122,948 Net indebtedness $ 902,107 Net indebtedness $ 902,107 Leverage ratio 1.50 Interest-bearing debt $ 1,025,055 Total debt to adjusted EBITDA 1.70